Exhibit 99.1

Implant Sciences Announces Letter of Intent to Acquire Zapata Industries, Plan to Extinguish Debt and Uplist to NASDAQ

Zapata's Breakthrough Disruptive Technology Makes Personal Flight a Commercial Reality - the Dawn of an Exciting New Industry

Wilmington, MA – July 21, 2016 – Implant Sciences Corporation (OTCQB:IMSC), a leading manufacturer of explosives trace detection (ETD) solutions for Department of Homeland Security (DHS) applications, is pleased to announce the signing of a letter of intent to acquire Zapata Industries SAS of Marseilles, France. Zapata is a profitable and debt-free company with commercial, defense, and homeland security technology applications.

Zapata Industries (www.zapata-industries.com) is the undisputed leader in developing and manufacturing single user hydro-and jet-powered technologies and products. Zapata’s proprietary methodology, algorithms, and patented designs are currently commercialized and in development within recreation, entertainment, military, medical, and industrial sectors.

In 2016 Zapata achieved its proof of concept milestone by producing the safest, most reliable, lightest, fastest, and least expensive personal flight system ever created with the unveiling of the Flyboard Air®. The Flyboard Air® utilizes Zapata Industries’ proprietary algorithms and balance methodology to direct jet engines to act both independently and harmoniously. This unique technology not only provides unparalleled maneuverability speed and ease of use but it also provides full flight redundancy, making the platform as safe as any airplane with as little as 20 hours of training. Zapata Industries can commercialize its breakthrough technology with products ranging from flying medical stretchers and Jetbikes to floating rescue stations, scaffoldings and unmanned heavy payload delivery drones. The performance parameters of the Flyboard Air® provide undisputed proof that Zapata technology is commercially viable for advanced applications within the military, industrial, and medical fields. Aviation Experts see this revolutionary transportation platform as meaningfully disruptive to the air transportation industry.  Early industry reaction to the Flyboard Air®, has been overwhelming and the Flyboard Air® has become an internet sensation. Digital Trends, April 14, 2016, calls it “awesome beyond words … we see no limit to the future of a device like the Flyboard Air, including search and rescue, military applications and of course, the best way to get to just about anywhere.” (http://www.digitaltrends.com/dt-daily/hoax-or-breakthrough-flyboard-air-videos-stun-the-internet/)

See the following video, Zapata Industries — The Leader in Personal Flight & Aviation: https://youtube/_A0sdkZ4Vlk

Implant Sciences continues to evolve and innovate to provide leading edge Homeland and Defense Security Solutions and has emerged as the market leader in Explosive Trace Detection (ETD) technologies. Late last year, the company announced that it had begun a process to evaluate strategic opportunities in response to its rapid growth (400% in 2016) and changing market conditions. While the Board continues to evaluate a number of offers it has received to sell the ETD business, the company believes that the opportunity afforded by the acquisition of Zapata Industries, with its revolutionary technology and robust growth, will build on the success achieved with the ETD business and add significant shareholder value to allow the company to remain a leading innovator for Homeland Security and Defense technologies.

The company’s agreement with Zapata, subject to shareholder approval, positions the company to emerge debt-free (pending the restructuring which could include a sale of the ETD business or a capital raise) with at least $20 million in cash for working capital on the balance sheet in exchange for $15 million, 60% equity and 50 million warrants exercisable at $1.50 per share. Upon conclusion of the restructuring and meeting NASDAQ listing requirements, the company will pursue an uplisting to the NASDAQ Marketplace.

Robert Liscouski, President and Board Member of Implant Sciences, commented, “The potential acquisition of Zapata brings Implant Sciences a best-in-class personal balance and flight technology that has far reaching military and consumer applications. We are beyond excited to have visionaries like Franky Zapata and his team on board and we are thrilled to allow for shareholders to benefit from the many breakthrough products he has already invented and the new innovations he will be unveiling in coming months and years.”

Coinciding with this press release, the company is filing a detailed 8-K in accordance with SEC guidelines.

About Zapata Industries

Zapata Industries is the undisputed leader in developing and manufacturing hydro- and jet-powered technologies and products. Zapata’s proprietary methodology, algorithms, and patented designs are currently commercialized and in development within the recreation, entertainment, military, medical, and industrial sectors.

Zapata Industries’ founder, world champion jetski racer Franky Zapata, launched Zapata Racing to satisfy his passion to invent aftermarket products to make the world’s fastest personal water craft. With unparalleled performance, Zapata products quickly became a racing requirement to achieve the competitive edge necessary to win. With the desire to go even faster, Zapata shifted focus, and began manufacturing the fastest sit down and stand up jetskis in the racing world.

In 2012 Zapata launched the revolutionary Flyboard®, kickstarting a niche $200 million Hydroflight Sports and Recreation industry. Hydroflight is still in its earliest stages of growth and development, and the unwaning market demand provides a view for Zapata’s opportunity to further commercialize the industry in the coming years.

In 2016 Zapata achieved it's proof of concept goal producing the safest, most reliable, lightest, fastest, and least expensive personal flight system ever created with the unveiling of the Flyboard Air®. The Flyboard Air® utilizes Zapata Industries’ proprietary algorithms and balance methodology to direct jet engines to act both independently and harmoniously. The performance parameters of the Flyboard Air® provide undisputed proof that Zapata technology is commercially viable for advanced applications within the military, industrial, and medical fields.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 70 countries worldwide. The company's explosive trace detection products have received approvals and certifications from several international regulatory agencies, including the TSA in the U.S., STAC in France, the German Ministry of the Interior, and the Ministry of Public Safety in China. It also received a GSN 2013 Homeland Security Award for "Best Explosives Detection Solution". All Implant Sciences products are recognized as Qualified Anti-Terrorism Technologies by the Department of Homeland Security. For further details on Implant Sciences and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any related statements of management and representatives of Implant Sciences Corporation (the "Company") contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Such statements are based on management's current expectations and are subject to significant risks and uncertainties that could cause the

Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that the Company will be required to repay all of its indebtedness to secured lenders by the due dates; the risk that if the Company is unable to satisfy its obligations to its secured lenders and to raise additional capital to fund operations, lenders may seize the Company's assets and its business may fail; the Company continues to incur substantial operating losses and may never generate recurring revenue or profitability; the Company's independent registered public accounting firm has expressed substantial doubt as to the Company's ability to continue as a going concern; there is no guarantee that the Transportation Security Administration (TSA) or any other U.S. or foreign government and law enforcement agencies or commercial consumers will purchase any of the Company's explosives detection products or that any new products which the Company may develop will be accepted by the TSA or by such other governments, agencies or consumers; economic, political and other risks associated with international sales and operations could adversely affect the Company's sales; liability claims related to the Company's products or the Company's handling of hazardous materials could damage the Company's reputation and have a material adverse effect on the Company's financial results; the Company's business is subject to intense competition; the Company's markets are subject to rapid technology change and the Company's viability will depend on its ability to develop and introduce new products; the Company may not be able to retain its management and key employees or identify, hire and retain additional personnel as needed; the Company may not be able to enforce its patent and other intellectual property rights or operate without infringing on the proprietary rights of others; and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could cause the actual results to differ materially from those anticipated in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Implant Sciences Corporation

Company Contact

978-752-1700 x116

Investor Contact

Glenn King

732-747-0702